UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2014

Lehigh Gas Partners LP
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-41165414
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 Hamilton Street, Suite 500, Allentown, Pennsylvania		18101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	6106258027

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2014, in connection with the closing of the transaction described in Item 2.01 of this Form 8-K, Lehigh Gas Partners LP (the "Partnership") and certain of its subsidiaries ("Lehigh") and B&R Oil Company, Inc. and certain of its affiliates ("Atlas") entered into an amendment to the Asset Purchase Agreement dated as of March 21, 2014, with an effective date of April 16, 2014, by and between Lehigh and Atlas (the "Amendment"). Among other things, the Amendment provides that (a) the Purchase Price (as defined in the Amendment) shall be reduced with respect to certain of the Assets (as defined in the Amendment), (b) certain sites and the contracts related to such sites were excluded from the Assets and the Purchase Price was reduced by the amount allocated to such assets, and (c) the closing with respect to the supply agreements for eight (8) sites was delayed until Lehigh could obtain the state licenses required to operate such sites. The net effect of the Amendment was to reduce the total consideration to $40.9 million, subject to certain post-closing adjustments.

The descriptions of the Agreement and the Amendment under Items 1.01 and 2.01 of this Form 8-K do not purport to be complete and are qualified in their entirety by reference to (i) the Agreement, which is incorporated by reference herein to Exhibit 2.1 to the Current Report filed by the Partnership on April 17, 2014, and (ii) the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The registrant has omitted schedules, exhibits and similar attachments to the Amendment and APA pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request. The representations and warranties of the parties in the Agreement and Amendment are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and the Amendment and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 21, 2013, the Partnership announced the completion of the previously announced purchase of certain assets from Atlas. The Partnership purchased 53 wholesale supply contracts, 11 fee or leasehold sites and certain other assets for total consideration of $35.7 million. In addition, the Partnership acquired certain short term financing assets related to the acquired assets for $5.2 million, bringing the total consideration to $40.9 million, subject to certain post–closing adjustments. The transaction was financed under the Partnership’s credit facility.

Item 9.01 Financial Statements and Exhibits.

On May 21, 2014, the Partnership issued a press release announcing the closing of the transaction described in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lehigh Gas Partners LP

May 21, 2014	By:	Frank M. Macerato

Name: Frank M. Macerato
Title: General Counsel, Secretary and Chief Compliance Officer

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Exhibit Index

Exhibit No.	Description

2.1	Fifth Amendment to Purchase Agreement
99.1	Press Release